FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING ANNOUNCES FIRST QUARTER 2016 RESULTS

EL PASO, Texas - May 3, 2016 - Western Refining, Inc. (NYSE: WNR) today reported results for its first quarter ended March 31, 2016. Net income attributable to Western, excluding special items, was $11.6 million, or $0.13 per diluted share. This compares to first quarter 2015 net income, excluding special items, of $113.3 million, or $1.18 per diluted share. Including special items, the Company recorded first quarter 2016 net income attributable to Western of $30.5 million, or $0.33 per diluted share, as compared to net income attributable to Western of $106.0 million, or $1.11 per diluted share for the first quarter of 2015. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's President and Chief Executive Officer, said, "The first quarter was good operationally for Western. Total throughput at our El Paso refinery averaged a record 143,000 barrels per day and we did a good job managing our expenses. We saw lower than normal gasoline margins as high levels of winter-grade gasoline worked its way through the system during the transition to summer-grade gasoline. Gasoline margins began to improve late in the first quarter. Narrow crude oil differentials and weak distillate margins also hampered our financial results. In our Retail business, we saw an increase in same store fuel volumes and merchandise sales compared to Q1 2015."
Western paid a dividend of $0.38 per share of common stock to shareholders in the first quarter. In April, Western's Board of Directors approved a $0.38 per share dividend for the second quarter. Including the second quarter dividend, Western has returned approximately $145 million to shareholders through dividends and share repurchases in 2016.
Looking forward, Stevens said, "The second quarter has started off well as gasoline demand remains strong and southwest US gasoline margins have recovered from their lows in February. We continue to be focused on a balanced approach of disciplined capital investments, returning cash to shareholders, and managing our balance sheet. Finally, we look forward to completing the Northern Tier transaction later this quarter and operating our combined assets as one team."

Conference Call Information
A conference call is scheduled for Tuesday, May 3, 2016, at 11:00 am ET to discuss Western's financial results for the first quarter ended March 31, 2016. A slide presentation, which includes our quarterly guidance, will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 71698288. The audio replay will be available two hours after the end of the call through May 17, 2016, by dialing (800) 585-8367 or (404) 537-3406, passcode: 71698288.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on disposal of assets; however, other items that have a cash impact, such as gains on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 66% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: gasoline demand and southwest US gasoline margins; Western’s continued focus on a balanced financial approach of disciplined capital investments, returning cash to shareholders, and managing its balance sheet; and the completion of the Northern Tier transaction and operation of the combined assets. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in four business segments: refining, NTI, WNRL and retail.

•
Our refining segment owns and operates two refineries in the Southwest that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•	NTI owns and operates refining and transportation assets and operates and supports retail convenience stores primarily in the Upper Great Plains region of the United States.

•
WNRL owns and operates terminal, storage, transportation and wholesale assets consisting of a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. WNRL's primary customer is our refineries in the Southwest. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$1,455,504	$2,318,730
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,047,361	1,741,310
Direct operating expenses (exclusive of depreciation and amortization)	223,585	215,311
Selling, general and administrative expenses	53,285	55,803
Loss (gain) on disposal of assets, net	(130)	282
Maintenance turnaround expense	125	105
Depreciation and amortization	52,651	49,926
Total operating costs and expenses	1,376,877	2,062,737
Operating income	78,627	255,993
Other income (expense):
Interest income	164	163
Interest and debt expense	(26,681)	(24,957)
Other, net	6,104	3,206
Income before income taxes	58,214	234,405
Provision for income taxes	(18,629)	(59,437)
Net income	39,585	174,968
Less net income attributable to non-controlling interests (2)	9,047	68,979
Net income attributable to Western Refining, Inc.	$30,538	$105,989

Basic earnings per share	$0.34	$1.11
Diluted earnings per share	0.33	1.11

Dividends declared per common share	0.38	0.30

Weighted average basic shares outstanding	92,078	95,567
Weighted average dilutive shares outstanding (3)	92,144	95,682

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$17,803	$17,553
Unrealized hedging loss, net	(12,483)	(20,057)
Total hedging gain (loss), net	$5,320	$(2,504)

Cash Flow Data
Net cash provided by (used in):
Operating activities	$1,104	$104,978
Investing activities	(46,487)	(9,171)
Financing activities	(134,018)	(63,892)
Capital expenditures	$79,029	$53,195
Cash distributions received by Western from:
NTI	$13,537	$17,455
WNRL	13,392	10,314
Other Data
Adjusted EBITDA (4)	$98,290	$314,010
Balance Sheet Data (at end of period)
Cash and cash equivalents	$593,101	$463,074
Restricted cash	36,783	123,609
Working capital	1,066,651	966,002
Total assets	5,753,762	5,684,522
Total debt and lease financing obligation	1,711,282	1,550,810
Total equity	2,850,800	2,879,158

(1)
Excludes $627.5 million and $736.5 million of intercompany sales and $627.5 million and $736.5 million of intercompany cost of products sold for three months ended March 31, 2016 and 2015, respectively.

(2)
Net income attributable to non-controlling interests for the three months ended March 31, 2016, consisted of income from NTI and WNRL in the amount of $4.3 million and $4.7 million, respectively. Net income attributable to non-controlling interests for the three months ended March 31, 2015, consisted of income from NTI and WNRL in the amount of $63.8 million and $5.2 million, respectively.

(3)
Our computation of diluted earnings per share includes unvested restricted shares units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for both the three months ended March 31, 2016 and 2015.

(4)
Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$30,538	$105,989
Net income attributable to non-controlling interests	9,047	68,979
Interest and debt expense	26,681	24,957
Provision for income taxes	18,629	59,437
Loss (gain) on disposal of assets, net	(130)	282
Depreciation and amortization	52,651	49,926
Maintenance turnaround expense	125	105
Net change in lower of cost or market inventory reserve	(51,734)	(15,722)
Unrealized loss on commodity hedging transactions	12,483	20,057
Adjusted EBITDA	$98,290	$314,010

EBITDA by Reporting Entity
Western Adjusted EBITDA	$51,476	$171,283
NTI Adjusted EBITDA	18,449	118,583
WNRL EBITDA	28,365	24,144
Consolidated Adjusted EBITDA	$98,290	$314,010

	Three Months Ended
	March 31,
	2016
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$18,010	$3,224	$9,304
Net income attributable to non-controlling interests	—	4,344	4,703
Interest and debt expense	13,879	5,750	7,052
Provision for income taxes	18,368	—	261
Gain on disposal of assets, net	(26)	(5)	(99)
Depreciation and amortization	25,538	19,969	7,144
Maintenance turnaround expense	125	—	—
Net change in lower of cost or market inventory reserve	(40,689)	(11,045)	—
Unrealized loss (gain) on commodity hedging transactions	16,271	(3,788)	—
Adjusted EBITDA	$51,476	$18,449	$28,365

	Three Months Ended
	March 31,
	2015
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$55,211	$40,638	$10,140
Net income attributable to non-controlling interests	—	63,796	5,183
Interest and debt expense	14,230	6,763	3,964
Provision for income taxes	59,234	—	203
Loss (gain) on disposal of assets, net	381	(15)	(84)
Depreciation and amortization	25,823	19,365	4,738
Maintenance turnaround expense	105	—	—
Net change in lower of cost or market inventory reserve	(4,883)	(10,839)	—
Unrealized loss (gain) on commodity hedging transactions	21,182	(1,125)	—
Adjusted EBITDA	$171,283	$118,583	$24,144

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Operating Income
Western, excluding NTI and WNRL	$49,074	$128,533
NTI	8,115	107,987
WNRL	21,438	19,473
Operating income	$78,627	$255,993
Depreciation and Amortization
Western, excluding NTI and WNRL	$25,538	$25,823
NTI	19,969	19,365
WNRL	7,144	4,738
Depreciation and amortization expense	$52,651	$49,926
Capital Expenditures
Western, excluding NTI and WNRL	$44,798	$38,608
NTI	27,990	6,673
WNRL	6,241	7,914
Capital expenditures	$79,029	$53,195
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding NTI and WNRL	$529,481	$256,582
NTI	34,967	118,320
WNRL	28,653	88,172
Cash and cash equivalents	$593,101	$463,074
Total debt
Western, excluding NTI and WNRL	$862,020	$861,213
NTI	373,262	351,829
WNRL	422,810	291,502
Total debt	$1,658,092	$1,504,544
Total working capital
Western, excluding NTI and WNRL	$913,095	$618,238
NTI	139,678	276,224
WNRL	13,878	71,540
Total working capital	$1,066,651	$966,002

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended
	March 31,
	2016	2015
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$886,320	$1,491,441
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	722,014	1,235,456
Direct operating expenses (exclusive of depreciation and amortization)	73,488	76,798
Selling, general and administrative expenses	7,270	9,569
Loss on disposal of assets, net	—	417
Maintenance turnaround expense	125	105
Depreciation and amortization	21,285	20,484
Total operating costs and expenses	824,182	1,342,829
Operating income	$62,138	$148,612
Key Operating Statistics
Total sales volume (bpd) (1) (3)	190,941	233,474
Total refinery production (bpd)	163,167	164,837
Total refinery throughput (bpd) (4)	165,368	167,299
Per barrel of refinery throughput:
Refinery gross margin (2) (5) (6)	$10.79	$16.83
Direct operating expenses (7)	4.88	5.10
Mid-Atlantic sales volume (bbls)	1,731	1,940
Mid-Atlantic margin per barrel	$1.14	$1.32
The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended
	March 31,
	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	90,011	89,197
Diesel and jet fuel	64,140	65,109
Residuum	3,218	4,938
Other	5,798	5,593
Total refinery production (bpd)	163,167	164,837
Refinery throughput (bpd):
Sweet crude oil	123,953	131,182
Sour crude oil	28,499	23,237
Other feedstocks and blendstocks	12,916	12,880
Total refinery throughput (bpd) (4)	165,368	167,299

El Paso Refinery

	Three Months Ended
	March 31,
	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	75,239	71,692
Diesel and jet fuel	58,284	56,726
Residuum	3,218	4,938
Other	4,619	3,980
Total refinery production (bpd)	141,360	137,336
Refinery throughput (bpd):
Sweet crude oil	104,887	106,359
Sour crude oil	28,499	23,237
Other feedstocks and blendstocks	9,670	9,706
Total refinery throughput (bpd) (4)	143,056	139,302
Total sales volume (bpd) (3)	141,762	151,812
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$7.42	$17.47
Direct operating expenses (7)	3.49	4.08

Gallup Refinery

	Three Months Ended
	March 31,
	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	14,772	17,505
Diesel and jet fuel	5,856	8,383
Other	1,179	1,613
Total refinery production (bpd)	21,807	27,501
Refinery throughput (bpd):
Sweet crude oil	19,066	24,823
Other feedstocks and blendstocks	3,246	3,174
Total refinery throughput (bpd) (4)	22,312	27,997
Total sales volume (bpd) (3)	30,614	32,884
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$9.30	$14.04
Direct operating expenses (7)	10.06	8.06

(1)
Refining net sales for the three months ended March 31, 2016 and 2014 include $56.2 million and $215.5 million, respectively, representing a period average of 18,565 bpd and 48,778 bpd, respectively, in crude oil sales to third-parties.

(2)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for our individual refineries.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$22,269	$17,455
Unrealized hedging loss, net	(16,271)	(21,182)
Total hedging gain (loss), net	$5,998	$(3,727)

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 8.4% and 9.1% of our total consolidated sales volumes for the three months ended March 31, 2016 and 2015, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Refinery net sales (including intersegment sales)	$800,918	$1,355,519
Mid-Atlantic sales	85,402	135,922
Net sales (including intersegment sales)	$886,320	$1,491,441

Refinery cost of products sold (exclusive of depreciation and amortization)	$638,588	$1,102,094
Mid-Atlantic cost of products sold	83,426	133,362
Cost of products sold (exclusive of depreciation and amortization)	$722,014	$1,235,456

The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery net sales (including intersegment sales)	$800,918	$1,355,519
Refinery cost of products sold (exclusive of depreciation and amortization)	638,588	1,102,094
Depreciation and amortization	21,285	20,484
Gross profit	141,045	232,941
Plus depreciation and amortization	21,285	20,484
Refinery gross margin	$162,330	$253,425
Refinery gross margin per throughput barrel	$10.79	$16.83
Gross profit per throughput barrel	$9.37	$15.47

(6)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The changes in this reserve are included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the combined refinery gross margin per throughput barrel excluding changes in the lower of cost or market inventory reserve:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery gross margin	$162,330	$253,425
Net change in lower of cost or market inventory reserve	(40,689)	(4,883)
Refinery gross margin, excluding LCM adjustment	$121,641	$248,542
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$8.08	$16.51

(7)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

NTI
The following table sets forth the summary operating results for NTI.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Net sales	$497,473	$697,776
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	367,771	480,463
Direct operating expenses (exclusive of depreciation and amortization)	78,144	69,705
Selling, general and administrative expenses	23,479	20,271
Gain on disposal of assets, net	(5)	(15)
Depreciation and amortization	19,969	19,365
Total operating costs and expenses	489,358	589,789
Operating income	$8,115	$107,987

Key Operating Statistics
Total sales volume (bpd)	99,094	98,481
Total refinery production (bpd)	100,793	94,312
Total refinery throughput (bpd) (2)	100,609	94,108
Per barrel of throughput:
Refinery gross margin (1) (3) (4)	$9.28	$20.77
Direct operating expenses (5)	4.85	4.59

Retail fuel gallons sold (in thousands)	73,090	71,861
Retail fuel margin per gallon (6)	$0.24	$0.21
Merchandise sales	84,193	82,614
Merchandise margin (7)	26.1%	25.9%
Company-operated retail outlets at period end	169	165
Franchised retail outlets at period end	114	95

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below. Hedging gains and losses are also included in the combined gross profit and refinery gross margin.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$(4,465)	$98
Unrealized hedging gain, net	3,788	1,125
Total hedging gain (loss), net	$(677)	$1,223

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by the refinery's total throughput volumes for the respective periods presented. Refinery net sales include $3.5 million and $21.8 million related to crude oil sales during the three months ended March 31, 2016 and 2015, respectively. Refinery gross margin is a non-GAAP performance measure that we believe is useful in evaluating refinery performance as a general indication of the excess of the refined product sales amount over the related cost of products sold.

Each of the components used in this calculation (net sales and cost of products sold) can be reconciled to corresponding amounts included in the statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Cost of products sold for the three months ended March 31, 2016 and 2015 includes non-cash recoveries of $11.0 million and $10.8 million, respectively, in order to state the inventories value at market prices which were lower than cost.
The following table reconciles gross profit to gross margin for the St. Paul Park refinery for the periods presented:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Net refinery sales (including intersegment sales)	$495,276	$689,530
Refinery cost of products sold (exclusive of depreciation and amortization)	410,294	513,746
Refinery depreciation and amortization	17,409	17,113
Gross profit	67,573	158,671
Plus depreciation and amortization	17,409	17,113
Refinery gross margin	$84,982	$175,784
Refinery gross margin per refinery throughput barrel	$9.28	$20.77
Gross profit per refinery throughput barrel	$7.38	$18.73

(4)
Cost of products sold for NTI includes changes in the lower of cost or market inventory reserve shown in the table below. The following table calculates the refinery gross margin per refinery throughput barrel excluding changes in the lower of cost or market inventory reserve:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery gross margin	$84,982	$175,784
Net change in lower of cost or market inventory reserve	(10,981)	(10,525)
Refinery gross margin, excluding LCM adjustment	$74,001	$165,259
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$8.08	$19.53

(5)
NTI's direct operating expenses per throughput barrel are calculated by dividing refining direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(6)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and retail fuel cost of products sold by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(7)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

WNRL
WNRL's financial and operational data presented includes the historical results of all assets acquired from Western in the TexNew Mex Pipeline System Transaction. This transaction was a transfer of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of the TexNew Mex Pipeline System into WNRL.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales	$468,039	$607,396
Operating costs and expenses:
Cost of products sold	395,590	541,701
Direct operating expenses	38,901	36,371
Selling, general and administrative expenses	5,065	5,955
Gain on disposal of assets, net	(99)	(84)
Depreciation and amortization	7,144	5,892
Total operating costs and expenses	446,601	589,835
Operating income	$21,438	$17,561

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except key operating statistics)
Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	49,486	36,512
Four Corners system (1)	52,467	45,841
Tex New Mex system	12,544	—
Gathering (truck offloading):
Permian/Delaware Basin system	20,533	22,605
Four Corners system	12,761	10,662
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	388,258	391,318
Wholesale:
Fuel gallons sold (in thousands)	314,943	303,431
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	79,841	75,263
Fuel margin per gallon (2)	$0.028	$0.027
Lubricant gallons sold (in thousands)	2,201	2,957
Lubricant margin per gallon (3)	$0.69	$0.66
Crude oil trucking volume (bpd)	35,111	43,050
Average crude oil revenue per barrel	$2.24	$2.76

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one mainline. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$231,186	$258,602
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	189,500	220,175
Direct operating expenses (exclusive of depreciation and amortization)	33,052	32,354
Selling, general and administrative expenses	2,898	3,264
Gain on disposal of assets, net	(26)	(36)
Depreciation and amortization	3,330	3,286
Total operating costs and expenses	228,754	259,043
Operating income (loss)	$2,432	$(441)
Key Operating Statistics
Retail fuel gallons sold	91,469	83,824
Average retail fuel sales price per gallon, net of excise taxes	$1.43	$1.82
Average retail fuel cost per gallon, net of excise taxes)	1.28	1.68
Retail fuel margin per gallon (1)	0.15	0.14
Merchandise sales	75,967	70,887
Merchandise margin (2)	29.5%	29.4%
Operating retail outlets at period end	258	261
Cardlock fuel gallons sold	15,253	16,120
Cardlock fuel margin per gallon	$0.128	$0.186
Operating cardlocks at period end	52	50

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$130,825	$152,545
Merchandise sales	75,967	70,887
Cardlock sales	20,733	31,994
Other sales	3,661	3,176
Net sales	$231,186	$258,602
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$117,220	$141,122
Merchandise cost of products sold	53,519	50,065
Cardlock cost of products sold	18,701	28,932
Other cost of products sold	60	56
Cost of products sold	$189,500	$220,175
Retail fuel margin per gallon (1)	$0.15	$0.14

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.33	$1.11
Income before income taxes	$58,214	$234,405
Special items:
Unrealized loss on commodity hedging transactions, net (1)	12,483	20,057
Loss (gain) on disposal of assets, net	(130)	282
Net change in lower of cost or market inventory reserve (2)	(51,734)	(15,722)
Earnings before income taxes excluding special items	18,833	239,022
Recomputed income taxes excluding special items (3)	(7,065)	(63,534)
Net income excluding special items	11,768	175,488
Net income attributable to non-controlling interests	186	62,195
Net income attributable to Western excluding special items	$11,582	$113,293
Diluted earnings per share excluding special items	$0.13	$1.18

(1)
Unrealized loss from commodity hedging transactions, net, includes $16.3 million in unrealized losses and $3.8 million in unrealized gains for Western and NTI, respectively, for the three months ended March 31, 2016 and $21.2 million in unrealized losses and $1.1 million in unrealized gains for Western and NTI, respectively, for the three months ended March 31, 2015.

(2)
Net change in lower of cost or market inventory reserve includes $40.7 million and $11.0 million for Western and NTI, respectively, for the three months ended March 31, 2016 and $4.9 million and $10.8 million, respectively, for Western and NTI for the three months ended March 31, 2015.

(3)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests.